AMENDMENT NO. 1
                             to
                      RIGHTS AGREEMENT


     AMENDMENT NO. 1 dated as of December 19, 1995 (this
"Amendment") between AETNA LIFE AND CASUALTY COMPANY,  a
Connecticut insurance corporation (the "Company") and FIRST
CHICAGO TRUST COMPANY OF NEW YORK, a New York corporation
(the "Rights Agent").

     WHEREAS, the Company and the Rights Agent have previously entered into that certain Rights Agreement dated as of October 27, 1989 (the "Rights Agreement"); and

     WHEREAS, the Company has, pursuant to prior resolutions of the Company's Board of Directors, determined to amend the Rights Agreement as hereinafter set forth.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Rights Agreement, and each reference in the Rights Agreement to "this Agreement", "hereof", "herein", "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Rights Agreement as amended hereby.

     2.  The Rights Agreement is hereby amended as follows:

      (a) The reference to "20%" in Section 1(a)(i) is amended to read "15%";
      (b) The reference to "30%" in Section 1(i)(ii) is amended to read "15%"; and
      (c) Each reference in Section 11(a)(ii)(A) to "20%" is amended to read "15%".

     3. This Amendment shall be construed in accordance with and governed by the laws of the State of Connecticut
(without regard to principles of conflict of laws).

     4. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     5.  Except as expressly amended hereby, the Rights
Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                    AETNA LIFE AND CASUALTY COMPANY


                    By /s/Lucille M. Nickerson
                       _____________________________
                         Name:  Lucille M. Nickerson
                         Title:  Corporate Secretary



                    FIRST CHICAGO TRUST COMPANY OF NEW YORK


                    By /s/Ralph Persico
                       ___________________________________
                         Name:  Ralph Persico
                         Title:  Customer Service Officer